Exhibit 10.6

         NONQUALIFIED DEFERRED COMPENSATION PROGRAM

                  INCLUDING Section 401(k) TRANSFER

                     ADOPTION AGREEMENT

The Company named below hereby establishes a Nonqualified
Deferred Compensation Program for eligible Employees as provided in this Adoption Agreement and the Basic Program Document.

Note: This document contains a feature allowing Participants to elect to have their Deferrals and Company matching contributions cashed out or transferred into the Company's Cash or Deferred Plan annually at the end of each calendar year. In this connection, the plan year for the Cash or Deferred Plan must be the calendar year or this document may not be used.


I    Company Information

          (a)  Name and Address:

               RightCHOICE Managed Care, Inc.

               1831 Chestnut Street

               St. Louis, Missouri  63103-2275

          (b)  Telephone Number:     3 1 4 - 9 2 3 - 4 4 4 4.

          (c)  Tax ID Number:      4 3 - 1 6 7 4 0 5 2 .

          (d)  Program Name:  RightCHOICE Managed Care, Inc.
                              Executive Deferred Compensation Plan

II   Definitions

          (a)  Benefit Distribution Date:

               [x] During January of the Program Year following a Distributable Event.

               [ ] ________ days (not more than 30) following a Distributable Event.


          (b)  Distributable Event:

               The following Distributable Events are in addition to those listed at paragraph 6.2 of the Basic
               Program Document.

               [ ] Upon completion of _______ Years of Service determined with reference to the Employee's date of hire.

               [x]  Other as follows:  A distribution year
                    elected by the Participant which is not earlier than the fifth year after the year of the deferral; provided, however, that the same distribution year shall apply for all types of contributions for which this option is selected on the Participant's election for the applicable calendar year.

                    Unforeseeable financial emergency which is defined as an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. The amount of the benefit distributed shall be limited to the amount necessary to meet the emergency not in excess of the termination benefit which the Participant would have been entitled to if he had a termination of employment on the date of the determination.


          (c)  Effective Date:

               New Program:   The Program shall be effective as
               of__________.

               Amended Program: The amended provisions of the
                                Program shall be effective as of
                                February 1, 1998; provided, however,
                                that Deferral Contributions and
                                Company matching and discretionary
                                contributions attributable to periods
                                prior to January 1, 1998, and
                                earnings and losses thereon will be
                                distributed in accordance with a
                                Participant's elections under the
                                provisions of the Plan as in effect
                                on December 31, 1997.  A copy of the
                                Plan as in effect on December 31,
                                1997 is attached hereto as Exhibit A
                                and incorporated by reference herein.

          (d)  Entry Date:

               [x] The Effective Date of the Program. This option applies only to those Employees who satisfy the eligibility requirements of
                    Article II of the Basic Program Document on the Effective Date of the Amended Program. If this option is chosen, the period of service upon which deferrals are based shall commence with the first payroll period subsequent to the deferral election and the Effective Date of the Amended Program.

               [x] First day of the month following the date on which the Employee satisfies the Program's eligibility requirements.

               [ ] First day of the calendar quarter following the date on which the Employee satisfies the Program's eligibility requirements.

          (e)  Retirement:

               [x] Termination of employment on or after age 65

               [x] Termination of employment on or after age 55 and
                   5 years of service

          (f)  Salary

               [x] A Participant's annual base salary, any
                   payments for overtime hours, vacation pay, compensation paid in lieu of vacation, and holiday pay, but excluding any severance allowances, Incentive awards and other forms of incentive compensation, Savings Plan or other qualified plan contributions made by the Company, Retirement Plan or other qualified plan or supplemental pension plan benefits, retainers, insurance premiums or benefits, reimbursements, income from stock options and stock appreciation rights, and all other payments.

          (g)      Valuation Date (select one):

                   [x] Daily

                   [ ] As of the last day of each Month.

                   [ ] As of the last day of each calendar Quarter

                   [ ] As of June 30 and December 31

                   [ ] December 31


III  Eligibility Requirements (select one)

          (a)  Nomination By Board:

               [x] An Employee shall be eligible to participate upon being named an eligible Employee or class of employee by resolution of the Board of Directors of the Company.


IV   Employee Deferrals

          (a)  Salary Deferral

               [x] A dollar amount specified by a Participant from a minimum of $1,000.00 to a maximum of 90% of base Salary in increments of $1,000.00, with respect to each Program
                    Year.

          (b)  Incentive Award Deferral

               [x]  A percent from a minimum of 10% to a
                    maximum of 100% with respect to incentive earnings paid during the calendar year.

          (c)  Care Contribution Deferral

               [x]  The portion of the Deferral Amount
                    elected by the Participant under the Savings
                    Plan which exceed the statutory maximum
                    contribution allowable under the Savings Plan for the Plan Year on behalf of the Participant.

V    Company Match

          Note: The matching contribution provisions of this Program must be the same or more liberal than those contained in the Cash or Deferred Plan to coordinate with the cashout/transfer provisions of this Program.

          (a)  Restoration Match

               [x] The Company shall contribute 60% of the first 5% of compensation deferred to this plan, to a maximum of 3% of participant's compensation for the Plan Year, reduced by the matching contribution made on behalf of the Participant for the Plan Year under the Savings Plan. If there is a change in the formula for making matching contributions under the Savings Plan, the matching contribution formula under this Plan will automatically change to correspond to the new matching contribution formula under the Savings Plan.

          (b)  Deferral Based Match

               [x]  The Company shall make an additional
                    contribution to restore any Company matching or discretionary contributions which a Participant loses under the Savings Plan on account of the Participant's deferrals under this Plan, which are not restored under the Restoration Match described above.

          (c)  Limitations (select one or more):

               [ ]  The matching contribution shall not
                    exceed $____________ for any Participant.

               [x] The Company shall not match any Deferral in excess of 5% of the Participant's
                    Compensation.

          (d)  Eligibility For Match (select one or more):

               [x] All Participants who have made deferrals under this Program for the Program Year.

               [ ] Participants employed on the last day of a Program Year for which a matching contribution is made.

          (e)  Cashout Amount (select one):

               If a Participant elects to cash out his or her Deferrals for a Program Year, the Administrator shall take the following action with respect to any Company matching contribution attributable to such Deferral:

               [ ] The Company matching contribution shall be distributed to the Participant along with the Deferral.

               [ ] The Company matching contribution shall be retained in the Program as part of the Participant's account and shall be administered as provided by the Program.


VI   Company Discretionary Contributions

          (a)  Amount (select one or more):

               [x]  An amount determined in the discretion of the Company.

               [ ]  An amount determined by the following formula:

                    ______________________________________________________

                    ______________________________________________________

          (b)  Allocation Formula (select one):

               [ ] Contributions are allocated in proportion to each eligible Participant's Compensation.

               [x]  Other as follows:   Discretionary contributions are
                                        allocated to each Participant to the
                                        extent necessary to restore any
                                        Company discretionary contributions
                                        which can not be allocated to a
                                        Participant's account under the
                                        Savings Plan due to limitations
                                        imposed under Sections 401(a)(17)
                                        and/or 415(c) and (e) of the
                                        Internal Revenue Code which are
                                        not restored under Section V(a)
                                        or (b) above.

          (c)  Eligibility For Allocation (select one or more):

               [ ] All Participants employed at any time during a Program Year for which a contribution is made.

               [ ] Participants employed on the last day of a Program Year for which a contribution is made.

               [x]  Participants eligible to receive a
                    discretionary contribution for the Plan Year under the Savings Plan.


VII  Vesting

     Participants shall always have a fully vested and nonforfeitable right to benefits attributable to Deferrals made under the Program. Participants shall acquire a vested interest in benefits attributable to Company discretionary and matching contributions as follows:

          [ ]  Participants shall be fully vested in [ ] Company
               [ ] Discretionary and [ ] Matching contributions.

          [x] A Participant's vested benefit shall be determined from the following schedule:

                                     Percentage Vested
               Credited Service    Discretionary  Matching
               Less than one year         0%         0%
                      One year            0%         0%
                      Two years           0%         0%
                      Three years     33 1/3%       33 1/3%
                      Four years      66 2/3%       66 2/3%
                      Five years         100%         100%
                      Six years        _____%       _____%
               Seven or more years     _____%       _____%

           [x] 100% vesting upon termination of employment as a result of death, disability or retirement on or after age 65.


VIII Supplemental Retirement Benefits

           [x] Benefits accrued under the Blue Cross and Blue
               Shield of Missouri Supplemental Retirement Plan have been merged into this Plan.


IX   Participant Account Expenses

          Each Participant Account shall be reduced by its pro rata share for the relevant period, of:

          [ ]  Program administrative expenses .

          [ ] Income taxes paid by the Company attributable to the Program.

          [x]  Investment Management fees.

X    Investment Preference

          Participants [x] shall [ ] shall not be permitted to indicate investment preferences for their [x] Deferrals and [x] Company contributions. If preferences are permitted, Participants shall be authorized to submit a nonbinding request to change an existing investment preference [ ] daily [x] monthly or [ ] quarterly.


XI   Form Of Payment for Deferral Contributions, Matching
     Contributions and Discretionary Contributions attributable to periods commencing on or after February 1, 1998: (select one or more)

     (a)  Retirement

          [x]  Lump sum.

          [x] Installment payments. The payment period may not exceed the life expectancy of the Participant and his or her Beneficiary (provided that the Beneficiary is an individual).

               [ ]  monthly installment payments over a
                    period of ___________  years.

               [ ]  quarterly installment payments over a
                    period of ___________  years.

               [x]  annual installment payments over a
                    period of 5, 10 or 15 years.

     (b)  Other Distributable Event

               [x]  Lump Sum Only.

     (c)  Automatic Cash-Out

               [x]  At the discretion of the Committee,
                    if the balance of a Participant's Accounts payable to the Participant or the portion of the Participant's Accounts payable to a Beneficiary is less than $25,000, the Company may pay the benefit in a single lump sum.

          *    Deferral Contributions, Matching Contributions and
               Discretionary Contributions attributable to periods commencing prior to February 1, 1998 will be distributed in accordance with a Participant's elections under the provisions of the Plan as in effect January 31, 1998.

          ** Supplemental Retirement Benefits will be distributed in accordance with the provisions of the Blue Cross and Blue Shield of Missouri Supplemental Retirement Plan.

      Participant's account balance will represent total amount due Participant at time payment due under this section.

XII   Change In Form of Payment

      A Participant, subject to the approval of the Company, may change the form of payment for any of his benefits under the Plan; provided, however, that no such change will be effective if made within two (2) years of the date of a Distributable Event.


XIII  Miscellaneous

      If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company, in its discretion may offset such amount owed to it against the amount of benefits otherwise distributable.

      Any dispute between a Participant and the Company as to the interpretation or application of the provisions of the Plan or a Deferral Agreement and the amounts payable hereunder shall be determined by binding arbitration before a single arbitrator in St. Louis, Missouri in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

      Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Salary and Incentive Awards theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of
      (a) the first day on which he participates in the Plan or
      (b) the first day of the Participant's deferral Account for any new Unit under the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to any affected Deferral Account will be payable hereunder to such Participant or his Beneficiary, other than payment of the cumulative reductions in Salary and Incentive Awards theretofore made pursuant to this Plan, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company.


XIV  Signature

          This Adoption Agreement and Basic Program Document were adopted by the Company the 4th day of Sept. 1998

          Signed for the Company by: John O'Rourke

          Title of Individual: CEO

          Signature: /s/ John O'Rourke